FOR IMMEDIATE RELEASE                  CONTACT:
                                        DAVID K. SENTMAN

                                        SENIOR VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER
                                        AMERICAN TELECASTING, INC.
                                        TEL:  (719) 260-5533



                  AMERICAN TELECASTING, INC. PURCHASES A
               PORTION OF ITS SENIOR DISCOUNT NOTES DUE 2004
               AND A PORTION OF ITS SENIOR DISCOUNT NOTES DUE
           2005 PURSUANT TO ITS PREVIOUSLY ANNOUNCED TENDER OFFER

        COLORADO SPRINGS, COLORADO, October 15, 1998   American
 Telecasting, Inc. (Nasdaq: ATEL) today announced that, pursuant to its tender offer for a portion of its outstanding Senior Discount Notes due 2004 and a portion of its outstanding Senior Discount Notes due 2005 at a cash price of $280.50 per $1,000 principal amount at maturity of the 2004 Notes purchased and $247.50 per $1,000 principal amount at maturity of the 2005 Notes purchased, after applying proration procedures necessary to limit aggregate offer consideration to approximately $11,600,000, it had purchased approximately $21.5 million aggregate principal amount at maturity of 2004 Notes and approximately $22.6 million aggregate principal amount at maturity of 2005 Notes. A total of approximately $124.8 million aggregate principal amount at maturity of 2004 Notes and approximately $130.9 million aggregate principal amount at maturity of 2005 Notes had been tendered. The offer expired at 12:00 midnight, New York City time, on October 8, 1998.

        All tendered Notes not purchased pursuant to the offer because of proration will be returned, without expense, to the tendering holder promptly (or, in the case of Notes tendered by book-entry transfer into the depositary's account at a book-entry transfer facility, such Notes will be credited to the account maintained at such book-entry transfer facility from which such Notes were delivered).

        After giving effect to the offer, approximately $145.1 million aggregate principal amount at maturity of 2004 Notes and approximately $135.6 million aggregate principal amount at maturity of 2005 Notes remain outstanding.

        American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States serving approximately 116,900 subscribers in 32 markets as of August 31, 1998. Wireless cable television systems use microwave frequencies licensed by the FCC to provide multiple channel subscription television programming.
 Along with its commitment to deliver high levels of customer service, American Telecasting, Inc. offers value programming packages by pricing its products lower than its franchise cable and direct broadcast satellite competitors, creating improved value for its customers.

        Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

        Holders of Notes may obtain information relating to the offer and solicitation by contacting Donaldson, Lufkin & Jenrette Securities Corporation, the dealer manager for the offer and the financial advisor for the solicitation, collect at (415) 249-2125 or toll free at (800) 227-4492 attention: Arun Arora.